UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2845714 (I.R.S. Employer Identification No.)
35 Northeast Industrial Road Branford, Connecticut (Address of principal executive offices)	06405 (Zip Code)

Amended and Restated Neurogen Corporation 2001 Stock Option Plan
(Full title of the plan)

Stephen R. Davis, Esq.
Executive Vice President and Chief Operating Officer
Neurogen Corporation
35 Northeast Industrial Road
Branford, Connecticut 06405
(Name and address of agent for service)

(203) 488-8201
(Telephone number, including area code, of agent for service)

Copies to:
Charles K. Ruck
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626-1925
(714) 755-8245

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock par value $.025 per share (1)	750,000	$4.980	$4,980,000	$152.89

(1) This Registration Statement shall also cover any additional shares of common stock that become issuable under the Amended and Restated Neurogen Corporation 2001 Stock Option Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant’s common stock as reported on the Nasdaq Global Market on July 2, 2007.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 750,000 shares of our common stock that may be issued pursuant to our Amended and Restated Neurogen Corporation 2001 Stock Option Plan, as amended (the “Plan”). A total of 4,500,000 shares of our common stock issuable under the Plan have been previously registered pursuant to our Registration Statements on Form S-8 filed with the Securities and Exchange Commission on November 16, 2001 (Registration No. 333-73576), October 4, 2004 (Registration No. 333-119525), and August 8, 2006 (Registration No. 333-136416). In accordance with the provisions of General Instruction E to Form S-8, the information contained therein is incorporated herein by reference.

ITEM 8. EXHIBITS

Exhibit Number	Description

4.1
Amended and Restated Neurogen Corporation 2001 Stock Option Plan, as amended (incorporated by reference to Appendix B of the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-18311) filed on May 14, 2007).

5.1	Opinion of Latham & Watkins LLP, Counsel to Registrant.

23.1	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Branford, State of Connecticut, on July 9, 2007.

NEUROGEN CORPORATION

By:	/s/ STEPHEN R. DAVIS
Stephen R. Davis
Executive Vice President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL YE PERSONS BY THESE PRESENTS, that each person whose signature appears below, hereby makes, constitutes and appoints William H. Koster and Stephen R. Davis, each his attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration Statement under the Securities Act of 1933, as amended, on Form S-8, of Neurogen Corporation (the “Company”), relating to the registration of an additional 750,000 shares that may be issued pursuant to the Amended and Restated Neurogen Corporation 2001 Stock Option Plan, and any and all amendments to the foregoing Form S-8, which amendments may make such changes in the Form S-8 as such attorney-in-fact deems appropriate, and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have all executed this Power of Attorney as of the 21st day of June, 2007.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ CRAIG SAXTON
Craig Saxton	Chairman of the Board and Director	July 9, 2007

/s/ WILLIAM H. KOSTER
William H. Koster (Principal Executive Officer)	President, Chief Executive Officer and Director	July 9, 2007

/s/ STEPHEN R. DAVIS
Stephen R. Davis (Principal Financial and Accounting Officer)	Executive Vice President, Chief Operating Officer and Director	July 9, 2007

/s/ FELIX J. BAKER
Felix J. Baker	Director	July 9, 2007

/s/ JULIAN C. BAKER
Julian C. Baker	Director	July 9, 2007

/s/ ERAN BROSHY
Eran Broshy	Director	July 9, 2007

/s/ STEWART HEN
Stewart Hen	Director	July 9, 2007

/s/ JONATHAN S. LEFF
Jonathan S. Leff	Director	July 9, 2007

/s/ JOHN SIMON
John Simon	Director	July 9, 2007